SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                        Date of Report: January 8, 1997

                           QUEEN SAND RESOURCES, INC.
               (Exact name of registrant as specified in charter)

   Delaware                      0-21179                 75-2615565
Jurisdiction of               Commission File          I.R.S. Employer
Incorporation                 Number                   Identification
                                                       Number

             3500 Oak Lawn, Suite 380, LB#31, Dallas, TX 75219-4398
                    (Address of principal executive offices)

                 Registrant's telephone number: (214) 521-9959

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

     On December 26, 1996, the Company sold an aggregate of 400,000 shares of its Common Stock to two foreign companies for an aggregate of $1,000,000. The Company paid $100,000 in commissions, including third party costs, on the transaction.

     The shares were issued to two entities that are not "U.S. persons" as that term is defined under Regulation S and were issued pursuant to the exemption from registration provided by Regulation S.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        QUEEN SAND RESOURCES, INC.

                                        By: /s/EDWARD J. MUNDEN
                                        -----------------------
                                        Edward J. Munden,
                                        President

Dated: January 8, 1997